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                                                                    Exhibit 5(a)
                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                December 18, 1995


Forum Advisors, Inc.
Two Portland Square
Portland, ME  04101


Dear Sirs:

     We, the undersigned Forum Funds, herewith confirm our agreement with you as follows:

     1. We propose to engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), including any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Trustees. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

     2. We hereby employ you, subject to the direction and control of our Board of Trustees, to manage the investment and reinvestment of the assets with respect to each class or series of our shares as listed in Appendix A hereto ("Funds"), and, without limiting the generality of the foregoing, to provide management and other services specified below.

     (a) You will make decisions with respect to all purchases and sales of securities in each Fund. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the assets of the Funds. In all purchases, sales and other transactions in securities in the Funds you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) You will report to our Board of Trustees at each meeting thereof all changes in the Funds since the prior report, and will also keep us in touch with important developments affecting the Funds and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in the Funds as you may believe appropriate
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or as we reasonably may request.  In making such purchases and sales of securities in the Funds, you will bear in mind the policies set from time to time by our Board of Trustees as well as the limitations imposed by our Trust Instrument and in our Registration Statements under the Investment Company Act and the Securities Act the limitations in the Investment Company Act and of the Internal Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for the Funds.

     (c) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect.

     3. It is further agreed that you shall be responsible for the portion of the net expenses that relate to each of the Funds (except interest, taxes, brokerage fees and other expenses paid by us in accordance with an effective plan pursuant to Rule 12b-1 under the Investment Company Act and organization expenses, all to the extent such exclusions are permitted by applicable state law and regulation) incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which, as to the Fund, in any such year exceeds the limits applicable to the Fund under the laws or regulations of any state in which our shares are qualified for sale (reduced pro rata for any portion of less than a year). We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof and the fee payable to Forum Financial Services, Inc. pursuant to the Management and Distribution Agreements between Forum Financial Services, Inc. and us; (b) taxes, brokerage fees and commissions; (c) certain insurance premiums; (d) fees, interest charges and expenses of our custodian, transfer agent and dividend disbursing agent; (e) telecommunications expenses; (f) auditing, legal and compliance expenses; (g) costs of forming the corporation and maintaining corporate existence; (h) costs of preparing and printing our Prospectuses, Statements of Additional Information, subscription application forms and shareholder reports and their delivery to existing and prospective shareholders; (i) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of our shares; (j) costs of reproduction, stationery and supplies; (k) compensation of our trustees, officers and employees and costs of other personnel performing services for us who are not your officers or officers of Forum Financial Services, Inc., or your and its respective affiliates; (l) costs of corporate meetings; (m) Securities and Exchange Commission registration fees and related expenses; (n) state securities laws registration fees and related expenses and (o) all fees and expenses paid by us in accordance with any distribution plan adopted by us pursuant to Rule 12b-1 under the Investment Company Act.

     4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or and to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross


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negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     5. In consideration of the foregoing we will pay you, with respect to each each Fund a fee as described in Appendix A hereto. Such fees shall be accrued by us daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. Your reimbursement, if any, of our expenses as provided in paragraph 3 hereof, shall be estimated and paid to us monthly in arrears, at the same time as our payment to you for such month. Payment of the advisory fees will be reduced or postponed, if necessary, with any adjustments made after the end of the year.

     6. This agreement shall become effective as to a Fund immediately upon approval by a majority of the outstanding voting securities (as defined in the Investment Company Act) of that Fund and shall remain in effect for a period of one year from the date it first becomes effective and shall continue in effect thereafter for successive twelve-month periods (computed from each anniversary date of the effective date) with respect to each Fund, provided that such continuance is specifically approved at least annually by our Board of Trustees or by majority vote of the holders of the outstanding voting securities (as defined) of each Fund, and, in either case, by a majority of our trustees who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as our trustees), provided further, however, that if the continuation of this agreement is not approved as to a Fund, you may continue to render to such Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Fund, or by a vote of a majority of our entire Board of Trustees on 60 days' written notice to you, or by you with respect to the Fund on not more than 60 days' nor less than 30 days' written notice to us.

     7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer," "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, trustees or employees who may also be a trustee, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Investment Company Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.


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     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,

                                   FORUM FUNDS


                                   By     /s/ John Y. Keffer
                                        --------------------
                                        John Y. Keffer
                                          President


FORUM ADVISORS, INC.


By   /s/ David R. Keffer
     -------------------
     David R. Keffer
     Vice President


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                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   APPENDIX A

                                                 Advisory Fee as a % of
                                                the Annual Average Daily
     Fund                                        Net Assets of the Fund
     ----                                       ------------------------

Daily Assets Cash Fund                                    0.20%
Daily Assets Treasury Fund                                0.20%
Investors Bond Fund                                       0.40%
TaxSaver Bond Fund                                        0.40%
Maine Municipal Bond Fund                                 0.40%
New Hampshire Bond Fund                                   0.40%